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                                                                 EXHIBIT 10.47b




December 19, 2001

Mr. Burt August
AA&L Associates
c/o Monro Muffler/Brake
200 Holleder Parkway
Rochester, NY 14615

RE: Agreement between AA&L Associates, L.P. (Landlord) and Monro Muffler/ Brake, Inc. (Tenant) for premises situate at 7894 Pine Avenue, Niagara Falls, NY [MMB #54]

Dear Burt:

Per our conversation, please be informed that Monro Muffler/Brake, Inc. and AA&L Associates are interested in formalizing an agreement providing for a five year option period to extend said term beyond its current expiration date of June 30, 2007. The rent for said renewal period shall be $2,062.00 per month.

Tenant shall provide to Landlord six (6) months written notice of its intent to exercise said renewal option. The option period, if exercised, shall run from July 1, 2007 through June 30, 2012.

If this meets with your approval, please sign both copies and return one copy to my attention.

If you have any questions relative to this matter, please do not hesitate to contact me at 647-6400 ext. 384.

Yours truly,


Thomas M. Aspenleiter
VP Real Estate

TMA:mc

As evidenced by my signature, I agree to the above terms and conditions.

/s/ Burt August
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Burt August Sr.                                               Date